EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------


            NAME                           JURISDICTION OF INCORPORATION
            --------------------           -----------------------------
            Workstream USA Inc.                      Delaware

            3451615 Canada Inc.                      Canada

            Paula Allen Holdings, Inc.*              Florida

            OMNIpartners, Inc.                       Florida

            RezLogic, Inc.                           Colorado

            6FigureJobs.com, Inc.                    Delaware

            Icarian, Inc.                            Delaware

            Xylo, Inc.                               Delaware


* Doing business under the name Allen And Associates.